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                                                                     EXHIBIT 3.5




                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MANNKIND CORPORATION

      The undersigned, Alfred E. Mann, in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law ("DGCL") hereby certifies that:

      FIRST: He is the duly elected and acting Chairman of the Board and Chief Executive Officer of MannKind Corporation, a Delaware corporation (the "CORPORATION").

      SECOND: The original name of this Corporation was Pharmaceutical Discovery Corporation and the date of filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was February 14, 1991.

      THIRD: This Amended and Restated Certificate of Incorporation (the "AMENDED AND RESTATED CERTIFICATE") has been duly approved and adopted by the Board of Directors of the Corporation (the "BOARD") in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

      FOURTH: This Amended and Restated Certificate has been duly approved and adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

      FIFTH: The text of the Restated Certificate of Incorporation, as heretofore amended or supplemented, is hereby amended and restated in its entirety to read as follows:

                                       I.

      The name of this corporation is MannKind Corporation (the "CORPORATION").

                                       II.

      The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.

                                      III.

      The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                       IV.

      A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the

                                       1.
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Corporation is authorized to issue is [one hundred million (100,000,000)]
shares. [Ninety million (90,000,000)] shares shall be Common Stock, each having a par value of one cent ($.01). [Ten million (10,000,000)] shares shall be Preferred Stock, each having a par value of one cent ($.01).

      B. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

      C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

                                       V.

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A.    BOARD OF DIRECTORS

            1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the Board shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board.

                                       2.
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            2.    Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

            3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

            4. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

      B. BYLAW AMENDMENTS. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

      C. STOCKHOLDER ACTION. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders by written consent or electronic transmission.

      D. ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                       VI.

      A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

      B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       3.
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                                      VII.

      A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                       4.
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      IN WITNESS WHEREOF, MANNKIND CORPORATION has caused this Amended and
Restated Certificate of Incorporation to be signed on this __ day of __________, 200_ by the undersigned who affirms that the statements made herein are true and correct.

                                         ______________________________________
                                         ALFRED E. MANN
                                         Chairman of the Board and Chief
                                         Executive Officer

                                       5.